SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT

                          Dated as of September 7, 2006

                                      among

                               DOLCE VENTURES INC.

                                       and

                       THE PURCHASERS LISTED ON EXHIBIT A

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I Purchase and Sale of Preferred Stock....................................................................1

         Section 1.1       Purchase and Sale of Stock and Warrants................................................1

         Section 1.2       Regulation D...........................................................................1

         Section 1.3       Conversion Shares......................................................................1

         Section 1.4       Closing................................................................................2

         Section 1.5       Share Exchange Transaction ............................................................2

ARTICLE II Representations and Warranties.........................................................................3

         Section 2.1       Representations and Warranties of the Company..........................................3

         Section 2.2       Representations and Warranties of the Purchasers......................................13

ARTICLE III Covenants............................................................................................16

         Section 3.1       Securities Compliance.................................................................16

         Section 3.2       Registration and Listing..............................................................16

         Section 3.3       Compliance with Laws..................................................................16

         Section 3.4       Keeping of Records and Books of Account...............................................17

         Section 3.5       Reporting Requirements................................................................17

         Section 3.6       Amendments............................................................................17

         Section 3.7       Other Agreements......................................................................17

         Section 3.8       Use of Proceeds.......................................................................18

         Section 3.9       Reservation of Shares.................................................................18

         Section 3.10      Transfer Agent Instructions...........................................................18

         Section 3.11      Disposition of Assets.................................................................18

         Section 3.12      Reporting Status......................................................................19

         Section 3.13      Disclosure of Transaction ............................................................19

         Section 3.14      Disclosure of Material Information....................................................19

         Section 3.15      Pledge of Securities..................................................................19

         Section 3.16      Form SB-2 Eligibility.................................................................19

         Section 3.17      Board Observer Rights ................................................................20

         Section 3.18      DTC...................................................................................20

         Section 3.19      Investor and Public Relations.........................................................20

         Section 3.20      Lock-Up Agreement.....................................................................20

         Section 3.21      Revenue Targets ......................................................................20

         Section 3.22      Adjustments for Issuance of Additional Shares ........................................21

         Section 3.23      Subsequent Financings.................................................................21

ARTICLE IV Conditions............................................................................................22

         Section 4.1       Conditions Precedent to the Obligation of the Company to Sell the Shares..............22

         Section 4.2       Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares.......23

ARTICLE V Stock Certificate Legend...............................................................................25

         Section 5.1       Legend................................................................................25

ARTICLE VI Indemnification.......................................................................................27

         Section 6.1       General Indemnity.....................................................................27

         Section 6.2       Indemnification Procedure.............................................................27

ARTICLE VII Miscellaneous........................................................................................28

         Section 7.1       Fees and Expenses.....................................................................28

         Section 7.2       Specific Enforcement, Consent to Jurisdiction.........................................28

         Section 7.3       Entire Agreement; Amendment...........................................................29

         Section 7.4       Notices...............................................................................29

         Section 7.5       Waivers...............................................................................30

         Section 7.6       Headings..............................................................................29

         Section 7.7       Successors and Assigns................................................................29

         Section 7.8       No Third Party Beneficiaries..........................................................30

         Section 7.9       Governing Law.........................................................................31

         Section 7.10      Survival..............................................................................31

         Section 7.11      Counterparts..........................................................................31

         Section 7.12      Publicity.............................................................................31

         Section 7.13      Severability..........................................................................31

         Section 7.14      Further Assurances....................................................................31

             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      This SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of September 7, 2006 by and among Dolce Ventures, Inc., a Utah corporation (the "Company"), and each of the Purchasers of shares of Series B Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

      The parties hereto agree as follows:

                                    ARTICLE I

                      Purchase and Sale of Preferred Stock

            Section 1.1 Purchase and Sale of Stock and Warrants. Subject to the terms and conditions hereof and in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell, for an aggregate purchase price of $6,876,800 (the "Purchase Price"), to the Purchasers, and the Purchasers, severally but not jointly, agree to purchase:

                  (i) the number of shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share and a purchase price of $2.74 per share (the "Preferred Shares"), convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), in the amounts set forth opposite such Purchaser's name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series B Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock attached hereto as Exhibit B (the "Certificate of Designation"),

                  (ii) Series A Warrants, in substantially the form attached hereto as Exhibit C-1 (the "Series A Warrants"), to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto, and

                  (iii) Series B Warrants, in substantially the form attached hereto as Exhibit C-2 (the "Series B Warrants"), to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto.

                  (iv) Series J Warrants, in substantially the form attached hereto as Exhibit C-3 (the "Series J Warrants"), to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto,

                  (v) Series C Warrants, in substantially the form attached hereto as Exhibit C-4 (the "Series C Warrants"), to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto, and

                  (vi) Series D Warrants, in substantially the form attached hereto as Exhibit C-5 (the "Series D Warrants" and, together with the Series A Warrants, the Series B Warrants, the Series J Warrants and the Series C
Warrants, the "Warrants"), to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto.

            (b) Each of the Series A, Series B, Series C and Series D Warrants shall expire five (5) years following the Closing Date (as defined in Section
1.3 below). The Series J Warrant shall expire one (1) year following the Closing Date. Each of the Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the applicable Warrant).

                  Section 1.2 Regulation D. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

                  Section 1.3 Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

            Section 1.4 Closing. The closing of the purchase and sale of the Preferred Shares and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP ("KL"), 1177 Avenue of the Americas, New York, New York 10036 (the "Closing") at 10:00 a.m., New York time on or before September 7, 2006; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the "Closing Date"). The Purchasers acknowledge and agree that the Company may consummate the sale of additional Preferred Shares and Warrants to other purchasers, on terms substantially similar to the terms of this Agreement and the other Transaction Documents (as defined in Section 2.1(b) hereof), which closing(s) shall occur no later than October 3, 2006, for an aggregate purchase price of up to $5,923,200 and a per share purchase price of $2.74 (an "Additional Series B Financing"). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall direct that KL, as escrow agent, deliver its Purchase Price by wire transfer to an account designated by the Company. In addition, the parties acknowledge that Five Hundred Thousand Dollars ($500,000) of the Purchase Price funded on the Closing Date shall be deposited in a separate escrow account with a separate escrow agent to be used by the Company in connection with investor and public relations in accordance with Section 3.19 hereof.

            Section 1.5 Share Exchange Transaction. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement, the Company will issue shares of its Series A Preferred Stock to the shareholders of GAS Investment China Co. Ltd., a British Virgin Islands company, pursuant to that certain Share Exchange Agreement dated as of the date hereof, and upon the consummation of the transactions contemplated by such Share Exchange Agreement, GAS Investment China Co. Ltd. will become a wholly-owned subsidiary of the Company (the "Share Exchange Transaction").

                                   ARTICLE II

                         Representations and Warranties

            Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-KSB for the year ended December 31, 2005, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's Form 10-QSB for the fiscal quarters ended June 30, 2006, March 31, 2006 and September 30, 2005 (collectively, the "Form 10-QSB"), or on Schedule 2.1(g) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company's financial condition.

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the
Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), the Lock-Up Agreement (as defined in Section
3.20 hereof) in the form attached hereto as Exhibit H, the Irrevocable Transfer Agent Instructions (as defined in Section 3.10), the Certificate of Designation, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) Capitalization.  The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

            (d) Issuance of Shares.  The Preferred Shares and the Warrants to be
issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the
Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Shares and the Warrants in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

            (f) Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers at the request of such Purchaser true and complete copies of the Commission Documents. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Form 10-KSB and the Form 10-QSB complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-KSB and the Form 10-QSB contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary directly and indirectly held by the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

            (h) No Material Adverse Change. Since December 31, 2005, the Company has not experienced or suffered any Material Adverse Effect.

            (i) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since December 31, 2005 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

            (j) No Undisclosed Events or Circumstances. To the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. The Form 10-KSB, Form 10-QSB and the financials statements of Beijing Zhong Ran Wei Ye Gas Co., Ltd. ("Beijing Gas") for the six months ended June 30, 2006 and the fiscal years ended December 31, 2005 and 2004, sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

            (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to, or valid leasehold interest in, free and clear of all mortgages, pledges, charges, liens, security interests or other encumbrances, all properties and assets (i) purportedly owned or used by them as reflected in the Form 10-KSB, or (ii) or necessary for the conduct of their business as currently conducted, except for those disclosed in the Form 10-KSB or such that, individually or in the aggregate, do not cause a Material Adverse Effect.

            (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

            (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

            (q) Disclosure. Except as set forth on Schedule 2.1(q) hereto, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not false or misleading.

            (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-KSB, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

            (s) Environmental Compliance. Since their inception, neither the Company, nor any of its subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of the Company and its Subsidiaries. Each of Company and its Subsidiaries has operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws. As used herein, "Environmental Laws" means all applicable laws governing, regulating or otherwise affecting the environment, health or safety.

            (t) Books and Record  Internal  Accounting  Controls.  The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

            (u) Material Agreements. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement (a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form if the Company or any subsidiary were registering securities under the Securities Act), have received no notice of default and are not in default under any such agreement now in effect, the result of which could cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Preferred Shares, the Company's other preferred stock, if any, or its Common Stock.

            (v) Transactions with Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

            (w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

            (x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis) of the United States and/or applicable laws of the People's Republic of China, including, without limitation, the filing of a Form D, a current report on Form 8-K, a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Utah, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

            (y) Employees; Labor Relations. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto and as disclosed in the Commission Documents. Except as set forth on Schedule 2.1(y) hereto and as disclosed in the Commission Documents, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since December 31, 2005, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary. Except as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.

            (z) Absence of Certain Developments. Except as may be disclosed in the Commission Documents, since December 31, 2005, neither the Company nor any subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                  (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                  (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                  (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                  (xi) made charitable contributions or pledges in excess of $25,000;

                  (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                  (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                  (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

            (aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            (cc) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

            (dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and since February 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

            (ee) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

            (ff) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the
Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

            (gg) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company's current transfer agent is set forth on Schedule 2.1(gg) hereto.

            Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party, and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party, by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of the Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

            (c) No Conflicts.  The execution,  delivery and  performance of this
Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or each of the other Transaction Documents to which such Purchaser is a party or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            (d) Acquisition for Investment. Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the People's Republic of China and that the purchase of the Shares and Warrants involves substantial risks.

            (e) Status of Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

            (f) Disclosure of Information. Each Purchaser hereby specifically acknowledges that such Purchaser has been provided a copy of the document attached hereto as Exhibit G (the "Disclosure Document"), and has reviewed and fully understands the information contained in the Disclosure Document, including, without limitation, the risks associated in making an investment in the Company and its business. Each Purchaser acknowledges that such Purchaser has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares and Warrants to be purchased under this Agreement. Each Purchaser further acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company and each of its subsidiaries, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the affairs of the Company and each of its subsidiaries, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company. In making the decision to invest in the Company and its business, each Purchaser hereby specifically acknowledges that such Purchaser relied solely on the Disclosure Document and has not relied on any oral representation made by the Company, or any subsidiary or any officer, director, employee or agent of any of them.

            (g) No General Solicitation. Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or
(ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (i) No Registration. Other than as contemplated herein and in the Registration Rights Agreement, such Purchaser understands that the Conversion Shares and the Warrants Shares have not been registered under the Securities Act or any state securities laws. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

            (j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

                                   ARTICLE III

                                    Covenants

      The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

            Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, filing of a current report on Form 8-K, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

            Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the quotation of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

            Section 3.3 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

            Section 3.4 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            Section 3.5 Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser's request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Shares:

            (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

            (b) Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

            (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

            Section 3.6 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that while the Preferred Shares are outstanding, any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

            Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

            Section 3.8 Use of Proceeds. The net proceeds from the sale of the Shares hereunder and any cash exercise of the Warrants issued hereunder shall be used by the Company for capital expenditures on tangible assets and gas distribution rights and land rights and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation. The proceeds of the sale of the Shares hereunder shall be used as set forth on Schedule 3.8 hereto. In addition, the Company shall provide to VOMF monthly reports detailing how such proceeds have been used by the Company.

            Section 3.9 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as sufficient to provide for the issuance of the Conversion Shares and the Warrant Shares.

            Section 3.10 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.10 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.10 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.10, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

            Section 3.11 Disposition of Assets. So long as the Preferred Shares remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

            Section 3.12 Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

            Section 3.13 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following such Closing. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Lock-Up Agreement, the form of each series of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Day following such Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.

            Section 3.14 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

            Section 3.15 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

            Section 3.16 Form SB-2 Eligibility. The Company currently meets the "registrant eligibility" and transaction requirements set forth in the general instructions to Form SB-2 applicable to "resale" registrations on Form SB-2 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

            Section 3.17 Board Observer Rights. VOMF shall have the right to have a representative (the "Vision Representative") serve as an observer of the Company's Board of Directors; provided that, upon request, the Vision Representative shall enter into a confidentiality agreement in a form reasonably satisfactory to the Company. The Company shall provide the Vision Representative at least forty-eight (48) hours prior written notice of any meetings of the Company's Board of Directors. The Vision Representative may elect in its sole discretion to attend such meetings of the Company's Board of Directors.

            Section 3.18 DTC. Not later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

            Section 3.19 Investor and Public Relations. The Company shall deposit or cause to be deposited Five Hundred Thousand Dollars ($500,000) of the Purchase Price funded on the Closing Date in a separate escrow account with a separate escrow agent to be used by the Company in connection with investor and public relations.

            Section 3.20 Lock-Up Agreement. The persons listed on Schedule 3.20 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form of Exhibit H hereto (the "Lock-Up Agreement"), which shall provide the manner in which such persons may sell, transfer or dispose of their shares of Common Stock.

            Section 3.21 Revenue Targets. The Company shall establish an adjustment escrow account (the "Adjustment Account") in its name in which the Company shall deposit 3,245,784 shares of Common Stock to be issued to the Purchasers, along with each other purchaser of Series B Convertible Preferred Stock in an Additional Series B Financing (collectively, the "Series B Purchasers"), as adjustment shares (the "Adjustment Shares") with respect to the Company's audited earnings after taxes. The Adjustment Account shall be managed by a third party law firm acting as escrow agent for such purpose. In the event that (A) the Company's earnings after taxes for its 2006 fiscal year is less than $5,795,000 or (B) (i) if, by the end of its 2007 fiscal year the Company has raised not less than $20,000,000 through the exercise of warrants or through an equity or debt offering (the "Capital Condition"), the Company's earnings after taxes for its 2007 fiscal year is less than $9,120,000 or (ii) if the Capital Condition has not been met, the Company's earnings after taxes for its 2007 fiscal year is less than $7,900,000, the Company shall issue or cause to be issued from the Adjustment Account in each instance 1,622,892 Adjustment Shares; provided, however, that if by the end of its 2007 fiscal year the Company has met the Capital Condition by procuring not less then $20,000,000 in debt financing, the Company shall issue or cause to be issued one-half of the Adjustment Shares that would otherwise be due. The Adjustment Shares shall be issued to the Series B Purchasers in proportion to their purchases of the Preferred Shares promptly following public disclosure that such revenue target has not been achieved. In addition, if the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will cause all Adjustment Shares issued pursuant to this Section 3.21 to be included in such registration statement, all to the extent requisite to permit the resale by the Series B Purchasers of such Adjustment Shares.

            Section 3.22 Adjustments for Issuance of Additional Shares of Common Stock. In the event the Company, shall, at any time within two (2) years following the date hereof, issue or sell any additional shares of Common Stock ("Additional Shares of Common Stock"), at a price per share less than $2.74 or without consideration, then the Conversion Rate (as defined in the Certificate of Designation) will be adjusted so that the number of shares of Common Stock issuable upon such conversion of the Preferred Shares shall be increased in proportion to such increase in outstanding shares of Common Stock and to ensure the Series B Purchasers, in the aggregate, acquired the Required Percentage (as defined in the Certificate of Designation) of Common Stock. In the event the Company, shall, at any time within two (2) years following the date hereof, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Preferred Shares or the Company's Series A Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold, and the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than $2.74, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than $2.74, then the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Preferred Shares shall be increased in proportion to such increase in outstanding shares of Common Stock and to ensure the Series B Purchasers, in the aggregate, acquired the Required Percentage of Common Stock. The terms of this Section 3.21 shall not apply to securities issued in connection with a Permitted Financing (as defined in Section 3.23 (b) below).

            Section 3.23 Subsequent Financings. (a) For a period of two (2) years following the effective date of the registration statement providing for the resale of the Conversion Shares and the Warrant Shares, the Company covenants and agrees to promptly notify (in no event later than five (5) business days after making or receiving an applicable offer) in writing (a "Rights Notice") the Series B Purchasers of the terms and conditions of any proposed offer or sale to any third party by the Company, of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock (a "Subsequent Financing"). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Series B Purchaser an option (the "Rights Option") during the ten (10) Trading Days following delivery of the Rights Notice (the "Option Period") to inform the Company whether such Series B Purchaser will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Series B Purchaser elects not to participate in such Subsequent Financing, the other Series B Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Purchase Price hereunder. For purposes of this Section, all references to "pro rata" means, for any Series B Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Preferred Shares purchased by such Purchaser at the Closing plus the number of shares of Series B Convertible Preferred Stock purchased by the Series B Purchasers at the closing(s) of an Additional Series B Financing by (y) the total number of all of the Preferred Shares purchased by all of the participating Purchasers at the Closing plus the number of shares of Series B Convertible Preferred Stock purchased by the Series B Purchasers at the closing(s) of an Additional Series B Financing. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Series B Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Series B Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this
Section 3.23(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.23(a) shall not apply to issuances of securities in a Permitted Financing.

            (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to this Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Series B Purchasers), (iii) the Warrant Shares, (iv) securities issued (other than for cash) in connection with an acquisition of the Company, (v) any warrants issued to the placement agent for the transactions contemplated by this Agreement, (vi) securities issued in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and the Company has received the prior written consent of the Series B Purchasers, and (vii) the issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans and which have been approved by the Company's Board of Directors so long as such issuances in the aggregate do not exceed ten percent (10%) of the Company's issued and outstanding Common Stock as of the Closing Date.

                                   ARTICLE IV

                                   CONDITIONS

            Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of Each Purchaser's Representations and Warranties. Each of the representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants has been delivered to the Company at the Closing Date.

            (e) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

            (f) Share Exchange Transaction. The Share Exchange Transaction shall have been consummated.

            Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and each of the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

            (c) No Suspension, Etc. Quotation of the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Utah.

            (g) Opinion of Counsel. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

            (h) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

            (i) Stock Certificates; Warrants. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

            (j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

            (k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

            (l) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            (m) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to
(i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (n) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

            (o) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

            (p) Share Exchange Transaction. On or prior to the Closing Date, the Share Exchange Transaction shall have been consummated.

            (q) Audited Financial Statements. On or prior to the Closing Date, the Company shall have delivered to the Purchasers the audited financial statements of Beijing Gas for the fiscal years ended December 31, 2005 and 2004 prepared by Samuel H. Wong & Co., LLP.

            (r) Form 8-K. On or prior to the Closing Date, the Company shall have delivered to the Purchasers the Form 8-K substantially in the form to be filed with the Commission pursuant to Section 3.13 hereof.

            (s) Lock-Up Agreement. On or prior to the Closing Date, the persons listed on Schedule 3.20 attached hereto shall have executed and delivered the Lock-Up Agreement to the Purchasers.

                                    ARTICLE V

                            Stock Certificate Legend

            Section 5.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

            THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DOLCE VENTURES INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the

Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 Indemnification

            Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, managers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

            Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE VII

                                  Miscellaneous

            Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) actually incurred by VOMF in retaining one legal counsel, KL, in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, including review of the documents relating to the Share Exchange Transaction, which payment shall be made at the Closing, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and
(iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall also pay $100,000 in cash to VOMF or its affiliates at the Closing in connection with all due diligence expenses incurred by VOMF or its affiliates and all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses. Notwithstanding the foregoing to the contrary, any amounts having been paid by the Company in relation thereto prior to the date hereof shall be deducted from the amounts owed by the Company to the Purchasers, and any amounts to be paid by the Company to the Purchasers pursuant to this
Section 7.1 shall be paid out of the proceeds held in escrow pursuant to the Escrow Agreement dated as of September 7, 2006, by and between GAS Investment China Co., Ltd. and the Purchasers at the Closing.

            Section 7.2 Specific Enforcement, Consent to Jurisdiction.

            (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

            Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and thereby, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

            Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:      Dolce Ventures Inc.
                                    N0.18 Zhong Guan Cun Dong St.
                                    Haidian District
                                    Beijing, China
                                    Attention: Chen Fang
                                    Tel. No.: 011-86-10-82600527
                                    Fax No.: 011-010-82600042

            with copies to:         GUZOV OFSINK, LLC
                                    600 Madison Avenue, 14th Floor
                                    New York, New York 10022
                                    Attention: Darren Ofsink
                                    Tel. No.: (212) 371-8008, ext. 127
                                    Fax No.: (212) 688-7273

            If to any Purchaser:    At the address of such  Purchaser  set forth
                                    on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    1177 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Christopher S. Auguste
                                    Tel No.: (212) 715-9100
                                    Fax No.: (212) 715-8000

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

            Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

            Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

            Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of two years following the Closing Date.

            Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

            Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

            Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and each of the other Transaction Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                        DOLCE VENTURES INC.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        PURCHASER

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        SEI PRIVATE TRUST CO. FAO -
                                        THE JM SMUCKER CO. MASTER TRUST

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        CORONADO CAPITAL PARTNERS LP

                                        By: ____________________________________
                                            Name:
                                            Title:

                                EXHIBIT A to the

           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR

                               DOLCE VENTURES INC.

Names and Addresses                     Number of Preferred Shares          Dollar Amount of
of Purchasers                           & Warrants Purchased                Investment
-------------                           --------------------                ----------
Vision Opportunity Master Fund, Ltd.    Preferred Shares: 2,189,782         $6,000,000
20 W 55th St., 5th floor                Series A Warrants: 2,189,782
New York, NY 10019                      Series B Warrants: 1,094,891
Tax ID: 27-0120759                      Series J Warrants: 1,993,355
                                        Series C Warrants: 1,993,355
                                        Series D Warrants: 996,678

SEI Private Trust Co. FAO
The JM Smucker Co. Master Trust         Preferred Shares: 140,000           $383,600
1 Freedom Valley Dr                     Series A Warrants: 140,000
Oaks, PA 19456                          Series B Warrants: 70,000
Attn: Suzanne Rokosny                   Series J Warrants: 127,442
Tax ID: 23-3060382                      Series C Warrants: 127,442
                                        Series D Warrants: 63,721

Coronado Capital Partners LP            Preferred Shares: 180,000           $493,200
c/o MS Howells                          Series A Warrants: 180,000
20555 N Pima Rd, Suite 100              Series B Warrants: 90,000
Scottsdale, AZ 85255                    Series J Warrants: 163,854
Attn: Christine Nichols                 Series C Warrants: 163,854
Tax ID: 20-2427088                      Series D Warrants: 81,927

                                EXHIBIT B to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                       FORM OF CERTIFICATE OF DESIGNATION

                               EXHIBIT C-1 to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF SERIES A WARRANT

                               EXHIBIT C-2 to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF SERIES B WARRANT

                               EXHIBIT C-3 to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF SERIES J WARRANT

                               EXHIBIT C-4 to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF SERIES C WARRANT

                               EXHIBIT C-5 to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF SERIES D WARRANT

                                EXHIBIT D to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                EXHIBIT E to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                               DOLCE VENTURES INC.

                                                        as of September 7, 2006

[Name and address of Transfer Agent]
Attn:  _____________

Ladies and Gentlemen:

      Reference is made to that certain Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of September 7, 2006, by and among Dolce Ventures Inc., a Utah corporation (the "Company"), and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company is issuing to the Purchasers shares of its Series B Convertible Preferred Stock, par value $.001 per share, (the "Preferred Shares") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the legend substantially as follows:

                        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY

                  NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE
                  SECURITIES LAWS, OR AN OPINION OF COUNSEL HAS BEEN PROVIDED THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

      A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III. Further, the legal opinion should indicate if the Conversion Shares or Warrant Shares can be issued directly from the transfer agent without restrictive legend as an original issue.

      Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                        Very truly yours,

                                        DOLCE VENTURES INC.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By: ____________________________________
Name: __________________________________
Title: _________________________________
Date: _____________

                                    EXHIBIT I

                               DOLCE VENTURES INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock of (the "Certificate of
Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $.001 per share (the "Preferred Shares"), of Dolce Ventures Inc., a Utah corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

      Date of Conversion:                          _____________________________

      Number of Preferred Shares to be converted:  ________

      Stock certificate no(s). of Preferred Shares to be converted:  ________

The Common  Stock have been sold  pursuant  to the  Registration  Statement  (as
defined in the Registration Rights Agreement): YES ____         NO____

Please confirm the following information:

      Conversion Price:                            _____________________________

      Number of shares of Common Stock
      to be issued:                                _____________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:                                    _____________________________
                                                   _____________________________

      Facsimile Number:                            _____________________________

      Authorization:                               _____________________________

                                                   By: _________________________
                                                   Title: ______________________

      Dated:

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                               DOLCE VENTURES INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Dolce Ventures Inc. covered by the within Warrant.

Dated: _________________                Signature _____________________________

                                        Address   _____________________
                                                  _____________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________                Signature _____________________________

                                        Address   _____________________
                                                  _____________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________                Signature _____________________________

                                        Address   _____________________
                                                  _____________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn: _____________

            Re:   Dolce Ventures Inc.

Ladies and Gentlemen:

      We are counsel to Dolce Ventures Inc., a Utah corporation (the "Company"), and have represented the Company in connection with that certain Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of September 7, 2006, by and among the Company and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company issued to the Purchasers shares of its Series B Convertible Preferred Stock, par value $.001 per share, (the "Preferred Shares") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "Registration Rights Agreement"), dated as of September 7, 2006, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2006, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                        Very truly yours,

                                        [COMPANY COUNSEL]

                                        By: ____________________________________

cc:   [LIST NAMES OF PURCHASERS]

                                EXHIBIT F to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                           FORM OF OPINION OF COUNSEL

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

            2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Preferred Stock and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants are not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

            3. The Preferred Stock and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

            4. The execution,  delivery and  performance of and compliance  with the terms of the Transaction Documents and the issuance of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

            5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than the Certificate of Designation and the Registration Statement.

            6. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

            7. The offer, issuance and sale of the Preferred Stock and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificate of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

            8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                        Very truly yours,

                                EXHIBIT G to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                               DISCLOSURE DOCUMENT

                           [To insert draft Form 8-K]

                                EXHIBIT H to the
           SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                               DOLCE VENTURES INC.

                            FORM OF LOCK-UP AGREEMENT